Exhibit 4.1

ING GROEP N.V.,

Issuer

and

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of October 2, 2018

To the Senior Debt Securities Indenture, dated as of March 29, 2017,

Between ING Groep N.V.

and

The Bank of New York Mellon, London Branch, Trustee

$1,500,000,000 4.100% Fixed Rate Senior Notes due 2023

$1,250,000,000 4.550% Fixed Rate Senior Notes due 2028

$500,000,000 Floating Rate Senior Notes due 2023

ING GROEP N.V.

Reconciliation and tie between Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and Indenture, dated as of March 29, 2017, as supplemented by this Second Supplemental Indenture, dated as of October 2, 2018.

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	6.08 6.10
§311	(a)	6.13
	(b)	6.13
§312	(a)	7.01 7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
§313	(a)	7.03(a)
	(b)	7.03(a)
	(c)	1.06,7.03(a)
	(d)	7.03(b)
§314	(a)	7.04, 10.06
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
	(f)	Not Applicable
§315	(a)	6.01, 6.03
	(b)	6.02
	(c)	5.04, 6.01
	(d)(1)	6.01, 6.03
	(d)(2)	6.01, 6.03
	(d)(3)	6.01, 6.03
	(e)	5.14
§316	(a)(1)(A)	5.02, 5.12
	(a)(1)(B)	5.13
	(a)(2)	Not Applicable
	(a)(last sentence)	1.01
	(b)	5.08
§317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03
§318	(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Second Supplemental Indenture or the Base Indenture. Section references are to Base Indenture.

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01	Definitions	1
Section 1.02	Effect of Headings	5
Section 1.03	Separability Clause	5
Section 1.04	Benefits of Instrument	5
Section 1.05	Relation to Base Indenture	5
Section 1.06	Construction and Interpretation	5

ARTICLE II

FORM AND TERMS OF THE SECURITIES; INTEREST AND PAYMENTS

Section 2.01	Establishment of Securities; Form and Certain Terms of Securities	6
Section 2.02	Interest	7
Section 2.03	Determination of Interest Calculation Agent	10

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.01	Effectiveness	10
Section 3.02	Original Issue	10
Section 3.03	Ratification and Integral Part	10
Section 3.04	Priority	10
Section 3.05	Successors and Assigns	11
Section 3.06	Counterparts	11
Section 3.07	Governing Law	11

EXHIBIT A-1	–	Form of 2023 Note
EXHIBIT A-2	–	Form of 2028 Notes
EXHIBIT A-3	–	Form of Floating Rate Note

- ii -

SECOND SUPPLEMENTAL INDENTURE, dated as of October 2, 2018 (this “Second Supplemental Indenture”) between ING GROEP N.V., a holding company duly organized and existing under the laws of The Netherlands (herein called the “Company”), having its corporate seat in Amsterdam, The Netherlands, and its principal office at Bijlmerplein 888, 1102 MG Amsterdam, P.O. Box 1800, 100 BV Amsterdam, The Netherlands, and THE BANK OF NEW YORK MELLON, LONDON BRANCH, a New York banking corporation, as Trustee (herein called the “Trustee”), having its Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom, to the SENIOR DEBT SECURITIES INDENTURE, dated as of March 29, 2017, between the Company and the Trustee, as amended from time to time (the “Base Indenture” and, together with this Second Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

The Company and the Trustee are parties to the Base Indenture, which provides for the issuance by the Company from time to time of Senior Debt Securities in one or more series.

Section 9.01(f) of the Base Indenture permits supplements thereto without the consent of Holders of Senior Debt Securities to establish the form or terms of Senior Debt Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture.

As contemplated by Section 3.01 of the Base Indenture, the Company intends to issue three new series of Senior Debt Securities to be known as the Company’s “$1,500,000,000 4.100% Fixed Rate Senior Notes due 2023” (the “2023 Notes”), the Company’s “$1,250,000,000 4.550% Fixed Rate Senior Notes due 2028” (the “2028 Notes” and, together with the 2023 Notes, the “Fixed Rate Notes”) and the Company’s “$500,000,000 Floating Rate Senior Notes due 2023” (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Securities”) under the Indenture.

The Company has taken all necessary corporate action to authorize the execution and delivery of this Second Supplemental Indenture.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Second Supplemental Indenture that are defined in the Base Indenture shall have the meanings ascribed to them in the Base Indenture. The following terms used in this Second Supplemental Indenture have the following respective meanings with respect to the Securities only:

“Adjustment Spread” means either a spread (which may be positive or negative), or the formula or methodology for calculating a spread, in either case, which the Company, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to holders of Floating Rate Notes as a result of the replacement of LIBOR with the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(i)	in the case of a Successor Rate, is formally recommended in relation to the replacement of LIBOR with the Successor Rate by any Relevant Nominating Body;

(ii)

in the case of a Successor Rate, if no such recommendation has been made, or in the case of an Alternative Rate, the Company determines, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, is recognized or acknowledged as being the industry standard for over-the-counter derivative transactions which reference LIBOR, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be); or

(iii)

if the Company determines that no such industry standard is recognized or acknowledged, the Company, in its discretion, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines to be appropriate.

“Alternative Rate” means an alternative benchmark or screen rate which the Company determines in accordance with Section 2.02(c) hereto has replaced LIBOR in customary market usage in the international debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) for the same interest period and in U.S. dollars.

“Base Indenture” has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

“Benchmark Amendments” has the meaning set forth in Section 2.02(c)(v).

“Benchmark Event” means:

(i)	LIBOR ceasing be published for a period of at least five (5) Business Days or ceasing to exist;

(ii)

a public statement by the administrator of LIBOR that it will, by a specified date within the following six (6) months, cease LIBOR permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of LIBOR);

(iii)	a public statement by the supervisor of the administrator of LIBOR that LIBOR has been or will, by a specified date within the following six (6) months, be permanently or indefinitely discontinued;

(iv)

a public statement by the supervisor of the administrator LIBOR that means LIBOR will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case within the following six (6) months; or

(v)	it has become unlawful for any paying agent, Calculation Agent, the Company or other party to calculate any payments due to be made to any holder of Floating Rate Notes using LIBOR.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions are authorized or obligated by law or executive order to close in London, England, Amsterdam, the Netherlands or in the City of New York, United States.

“Calculation Agent” means The Bank of New York Mellon, London Branch, or its successor appointed by the Company pursuant to the Calculation Agent Agreement between the Company and The Bank of New York Mellon, London Branch, dated as of the date hereof.

“Company” has the meaning set forth in the first paragraph of this Second Supplemental Indenture, and includes any successor entity.

“Fixed Rate Interest Payment Date” has the meaning set forth in Section 2.02(a).

“Floating Rate Interest Payment Date” has the meaning set forth in Section 2.02(b).

“Floating Rate Interest Rate” has the meaning set forth in Section 2.02(b).

“Indenture” has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

“Independent Advisor” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Company.

“Interest Determination Date” means September 28, 2018 in respect of the first Interest Period and, thereafter, the second London banking day preceding the applicable Interest Reset Date.

“Initial Floating Rate Interest Rate” has the meaning set forth in Section 2.02(b).

“Interest Period” means the period from and including a Floating Rate Interest Payment Date (or the Issue Date, in the case of the initial Interest Period) to but excluding the next succeeding Floating Rate Interest Payment Date.

“Interest Reset Date” means every January 2, April 2, July 2 and October 2 in each year, commencing on January 2, 2019; provided that the Floating Rate Interest Rate in effect from (and including) October 2, 2018 to, but excluding, the first Interest Reset Date will be equal to the Initial Floating Rate Interest Rate. If any Interest Reset Date would fall on a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

“Issue Date” has the meaning set forth in Section 2.01.

“LIBOR” means the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on such Interest Determination Date. If no such rate appears, then LIBOR, in respect of the relevant Interest Determination Date, will be determined in accordance with the following provisions. With respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by the Company, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean (rounded if necessary to the fourth decimal place with 0.00005 being rounded upwards) of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates (as communicated to the Calculation Agent at its request) at which the reference banks were offered at approximately 11:00 a.m., London time, on such Interest Determination Date deposits in U.S. dollars for the period of three months, commencing on the relevant Interest Rest Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time, by leading banks in the London inter-bank market. If at least two such rates are so provided, LIBOR on such Interest Determination Date will be the arithmetic mean (rounded if necessary to the fourth decimal place with 0.00005 being rounded upwards) of such rates. If fewer than two such rates are provided, then LIBOR on the Interest Determination date will be the offered rate for deposits in U.S. dollars for the period of three months, commencing on the related Interest Payment Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time (or arithmetic mean of such rates, rounded as provided above, if more than one rate is provided), at which, at approximately 11:00 a.m., London time, on such Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Company suitable for such purpose) informs the Calculation Agent it is quoting to leading banks in the London inter-bank market. If LIBOR cannot be determined in accordance with the foregoing provisions of this paragraph, LIBOR on such Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date.

“Margin” means 1.000% per annum.

“Maturity Date” has the meaning set forth in Section 2.01.

“Regular Record Date” means the Business Day immediately preceding each Interest Payment Date (or, if the Securities are issued in the form of definitive Securities, the fifteenth (15th) Business Day preceding each Interest Payment Date).

“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):

(i)	the central bank for the U.S. dollar, or any central bank or other supervisory authority which is responsible for supervising the administrator of LIBOR; or

(ii)

any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the U.S. dollar, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of LIBOR, (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

“Securities” has the meaning set forth in the Recitals.

“Successor Rate” means a successor to or replacement of LIBOR which is formally recommended by any Relevant Nominating Body.

“Trustee” has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

Section 1.02 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 1.03 Separability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.04 Benefits of Instrument. Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 1.05 Relation to Base Indenture. This Second Supplemental Indenture constitutes an integral part of the Base Indenture. Notwithstanding any other provision of this Second Supplemental Indenture, all provisions of this Second Supplemental Indenture are expressly and solely for the benefit of the Holders and Beneficial Owners of the Securities and any such provisions shall not be deemed to apply to any other Senior Debt Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Securities.

Section 1.06 Construction and Interpretation. Unless the context otherwise requires:

(i)

the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Second Supplemental Indenture, refer to this Second Supplemental Indenture as a whole and not to any particular provision of this Second Supplemental Indenture;

(ii)	the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(iii)	references herein to a specific Section, Article or Exhibit refer to Sections or Articles of, or an Exhibit to, this Second Supplemental Indenture;

(iv)	wherever the words “include”, “includes” or “including” are used in this Second Supplemental Indenture, they shall be deemed to be followed by the words “without limitation;”

(v)	references to a Person are also to its successors and permitted assigns;

(vi)	the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and

(vii)

references to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

ARTICLE II

FORM AND TERMS OF THE SECURITIES; INTEREST AND PAYMENTS

Section 2.01 Establishment of Securities; Form and Certain Terms of Securities.

There are hereby established three new series of Senior Debt Securities under the Base Indenture entitled the “$1,500,000,000 4.100% Fixed Rate Senior Notes due 2023”, the “$1,250,000,000 4.550% Fixed Rate Senior Notes due 2028” and the “$500,000,000 Floating Rate Senior Notes due 2023.” The 2023 Notes, 2028 Notes and Floating Rate Notes shall be executed and delivered in substantially the form attached hereto as Exhibit A-1, Exhibit A-2 and Exhibit A-3, respectively. The Securities shall be initially issued in the form of one or more Global Securities. The Company hereby designates DTC as the Depositary for the Securities.

The Company shall issue the 2023 Notes in an aggregate principal amount of $1,500,000,000, the 2028 Notes in an aggregate principal amount of $1,250,000,000 and the Floating Rate Notes in an aggregate principal amount of $500,000,000 on October 2, 2018 (the “Issue Date”). The Company may issue additional Securities from time to time after the Issue Date in the manner and to the extent permitted by Section 3.01 of the Base Indenture.

Principal shall be payable on October 2, 2023 in respect of the 2023 Notes, October 2, 2028 in respect of the 2028 Notes and October 2, 2023 in respect of the Floating Rate Notes (each such date a “Maturity Date”). The Securities shall not have a sinking fund and are not redeemable at the option of the Holders.

Interest shall be payable on the Securities as provided in Sections 2.02 and 2.03 and Additional Amounts shall be payable in respect of the Securities in accordance with Section 10.04 of the Base Indenture.

The Company hereby appoints the Trustee, acting through its office at One Canada Square, London E14 5AL, to act as Paying Agent for the Securities.

The Securities shall be subject to the Dutch Bail-In Power as provided in Section 12.01 of the Base Indenture.

The Securities constitute the unsecured and unsubordinated obligations of the Company ranking pari passu without any preference among themselves and equally with all of the Company’s other unsecured and unsubordinated obligations from time to time outstanding, save as otherwise provided by law.

The events of default and remedies with respect to the Securities shall be limited as provided in Article 5 of the Base Indenture.

The Securities shall be issued in denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof.

Section 2.02 Interest.

(a) The interest rate on the 2023 Notes shall be 4.100% per annum. The interest rate on the 2028 Notes shall be 4.550% per annum. Interest on the principal amount of each Fixed Rate Notes shall be payable semiannually in arrear on April 2 and October 2 of each year (each, a “Fixed Rate Interest Payment Date”), commencing on April 2, 2019, and shall be computed on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each. If any scheduled Fixed Rate Interest Payment Date is not a Business Day, interest shall be payable on the next succeeding Business Day, but interest on that payment shall not accrue during the period from and after the scheduled Fixed Rate Interest Payment Date. If the Maturity Date or date of redemption or repayment is not a Business Day, interest and principal and/or any amount payable upon redemption of the Fixed Rate Notes shall be payable on the next succeeding Business Day, but interest on that payment shall not accrue during the period from and after such Maturity Date or date of redemption or repayment. The first date on which interest may be paid in respect of the Fixed Rate Notes will be April 2, 2019 for the period commencing on (and including) October 2, 2018, and ending on (but excluding) April 2, 2019.

(b) The interest rate on the Floating Rate Notes for the first Interest Period shall be equal to LIBOR, as determined on September 28, 2018, plus the Margin (the “Initial Floating Rate Interest Rate”). Thereafter, the interest rate for the Floating Rate Notes shall be LIBOR, as determined on the applicable Interest Determination Date, plus the Margin (the “Floating Rate Interest Rate”). The Floating Rate Interest Rate shall be reset quarterly on each Interest Reset Date. Interest on the principal amount of each Floating Rate Note shall be payable quarterly in arrear on January 2, April 2, July 2 and October 2 of each year (each, a “Floating Rate Interest Payment Date”), commencing on January 2, 2019, and shall be computed on the basis of the actual number of days in each Interest Period and a year of 360 days. If any Floating Rate Interest Payment Date, other than the Maturity Date, is not a Business Day, the Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date or date of redemption or repayment is not a Business Day, interest and principal and/or any amount payable upon redemption of the Floating Rate Notes shall be payable on the next succeeding Business Day, but interest on that payment shall not accrue during the period from and after such Maturity Date or date of redemption or repayment. The first date on which interest may be paid in respect of the Floating Rate Notes will be January 2, 2019 for the period commencing on (and including) October 2, 2018 and ending on (but excluding) January 2, 2019.

(c) Notwithstanding the provisions described under Section 2.02(b) above, if a Benchmark Event occurs when any Floating Rate Interest Rate (or any component part thereof) remains to be determined by reference to LIBOR, then the following provisions shall apply:

(i) the Company shall use its reasonable endeavors to appoint and consult with an Independent Adviser, as soon as reasonably practicable, with a view to the Company determining a Successor Rate, failing which an Alternative Rate and, in either case, an Adjustment Spread, if any, and Benchmark Amendments, if any;

(ii) if the Company, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines:

1.

that there is a Successor Rate, then such Successor Rate shall (subject to adjustment as provided below) subsequently be used in place of LIBOR to determine the Floating Rate Interest Rate (or the relevant component part thereof) for all future payments of interest on the Floating Rate Notes; or

2.

that there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate shall (subject to adjustment as provided below) subsequently be used in place of LIBOR to determine the Floating Rate Interest Rate (or the relevant component part thereof) for all future payments of interest on the Floating Rate Notes;

(iii) if the Company determines any Successor Rate or Alternative Rate in accordance with this section 2.02(c) fewer than five (5) Business Days prior to the relevant Interest Determination Date, then the Floating Rate Interest Rate on such Interest Determination Date will be calculated using LIBOR in effect with respect to the immediately preceding Interest Determination Date. For subsequent Interest Periods, the Floating Rate Interest Rate will be calculated using the Successor Rate or Alternative Rate (subject to adjustment as provided below);

(iv) if the Company, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines (i) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) and (ii) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Rate (as the case may be). If the Company is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate, as applicable, will apply without an Adjustment Spread;

(v) if any Successor Rate, Alternative Rate or Adjustment Spread is determined in accordance with this Section 2.02(c) and the Company, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines (i) that amendments to any terms and conditions of the Floating Rate Notes, including the Successor Rate or Alternative Rate, as applicable, or, in each case, the Adjustment Spread, as well as the day count fraction, business day convention, the definitions of Business Day, London banking day, Interest Determination Date, Interest Period or Floating Rate Interest Payment Date, and any related provisions and definitions, are necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread (such amendments, the “Benchmark Amendments”) and (ii) the terms and conditions of such Benchmark Amendments, then the Company may, without any requirement for the consent or approval of holders of the Floating Rate Notes, amend the terms and conditions of the Floating Rate Notes to give effect to such Benchmark Amendments with effect from the date specified in a notice given in to the Trustee;

(vi) upon receipt of satisfactory documentation, the Trustee and the Calculation Agent shall, at the direction and expense of the Company, effect such amendments as may be required in order to give effect to this Section 2.02(c) pursuant to a supplemental indenture or an amendment to the Indenture, or amendment to the Calculation Agency Agreement, or issuances and authentication of new global or definitive notes in respect of the Floating Rate Notes, and the Trustee shall not be liable to any party for any consequences thereof, save as provided in the Indenture and the Floating Rate Notes. No consent of holders of Floating Rate Notes will be solicited or required in connection with effecting the Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, including for the execution of any documents, amendments to the Indenture, Calculation Agency Agreement or Floating Rate Notes or other steps by the Company, the Trustee, the Calculation Agent or any paying agent (if required); and

(vii) the Company will, promptly following the determination of any the Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, give notice thereof, which shall specify the effective date(s) for such Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, and of any changes to the terms and conditions of the Floating Rate Notes to the Trustee, the Calculation Agent, any paying agent and DTC or the holders of the Floating Rate Notes, as applicable; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination; and provided further that the determination of any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, and any other related changes to the Floating Rate Notes, shall be made in accordance with the Capital Regulations applicable to the Group in force at the relevant time. In effecting any consequential amendments to the terms of the Floating Rate Notes as may be directed by the Company in accordance with this Section 2.02(c), neither the Trustee nor the Calculation Agent shall be required to effect any amendments that affects its respective own rights, duties or immunities in their respective capacities as Trustee or Calculation Agent under the Indenture, the Calculation Agency Agreement or otherwise.

By its acquisition of Floating Rate Notes, each holder and beneficial owner of the Floating Rate Notes and each subsequent holder and beneficial owner acknowledges, accepts, agrees to be bound by, and consents to, the Company’s determination of the Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, as contemplated by this Section 2.02(c), and to any amendment or alteration of the terms and conditions of the Floating Rate Notes, including an amendment of the amount of interest due on the Floating Rate Notes, as may be required in order to give effect to this Section 2.02(c). The Trustee shall be entitled to rely on this deemed consent in connection with any supplemental indenture or amendment which may be necessary to effect the Successor Rate, the Alternative Rate the Adjustment Spread or the Benchmark Amendments, as applicable.

By its acquisition of Floating Rate Notes, each holder and beneficial owner of Floating Rate Notes and each subsequent holder and beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent and any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that neither the Trustee, the Calculation Agent or any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with this Section 2.02(c) or any losses suffered in connection therewith.

By its acquisition of Floating Rate Notes, each holder and beneficial owner of Floating Rate Notes and each subsequent holder and beneficial owner agrees that neither the Trustee, the Calculation Agent or any paying agent will have any obligation to determine any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, including in the event of any failure by the Company to determine any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable.

An Independent Adviser appointed pursuant to this Section 2.02(c) will act in good faith as an expert and (in the absence of fraud) shall have no liability whatsoever to the Company, the Trustee, the Calculation Agent, any paying agent or the holders of Floating Rate Notes for any determination made by it or for any advice given to the Company in connection with any determination made by the Company pursuant to this Section 2.02(c).

Notwithstanding any other provision of this Section 2.02(c), the Company may decide that no Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, will be adopted if and to the extent that, in the determination of the Company, such adoption or amendment could reasonably be expected to result in the exclusion of the Floating Rate Notes (in whole or in part) from the Company’s and/or the Regulatory Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to the Company and/or the Regulatory Group and as determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations.

Section 2.03 Determination of Calculation Agent. All determinations and calculations made by the Calculation Agent shall be conclusive and binding on the Holders of the Securities, the Company and the Trustee, absent manifest error.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.01 Effectiveness. This Second Supplemental Indenture shall become effective upon its execution and delivery.

Section 3.02 Original Issue. The Securities may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered by the Company to the Trustee for authentication, and the Trustee shall, upon delivery of a Company Order, authenticate and deliver such Securities as in such Company Order provided.

Section 3.03 Ratification and Integral Part. The Base Indenture as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee, and this Second Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 3.04 Priority. This Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Second Supplemental Indenture shall, with respect to the Securities and subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

Section 3.05 Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented by this Second Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

Section 3.06 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.07 Governing Law. This Second Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions in the Securities, which are governed by, and construed in accordance with, Dutch law.

ARTICLE IV

DUTCH BAIL-IN POWER

Section 4.01 Agreement with Respect to Exercise of Dutch Bail-in Power.

(a) Notwithstanding any other agreements, arrangements or understandings between the Company and any Holder or Beneficial Owner of the Securities, by acquiring any Securities, each Holder and Beneficial Owner of Securities or any interest therein acknowledges, accepts, agrees to be bound by and consents to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority that may result in the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of the Securities or any expropriation of the Securities, in each case to give effect to the exercise by the Relevant Resolution Authority of such Dutch Bail-In Power (whether at the point of non-viability or as taken together with a resolution action). Each Holder and Beneficial Owner of Securities or any interest therein further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority. In addition, by acquiring any Securities, each Holder and Beneficial Owner of Securities or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the Relevant Resolution Authority of any power to suspend any payment in respect of the Securities for a temporary period.

(b) By its acquisition of the Securities, each Holder and Beneficial Owner:

(i) acknowledges and agrees that no exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities;

(iii) acknowledges and agrees that, upon the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.15 of the Base Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority. If Holders or Beneficial Owners of the Securities have given a direction to the Trustee pursuant to Section 5.15 of the Base Indenture prior to the exercise of any Dutch Bail-in Power by the Relevant Resolution Authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Base Indenture; and

(iv) (i) consents to the exercise of any Dutch Bail-In Power as it may be imposed without any prior notice by the Relevant Resolution Authority of its decision to exercise such power with respect to the Securities and (ii) authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds the Securities to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

(c) No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of The Netherlands and the European Union applicable to the Company.

(d) Upon the exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities, the Company shall provide a written notice of such event to DTC (if the Securities are then held by DTC in the form of Global Securities) for the purposes of notifying Holders of Securities of such occurrence, including the amount of any cancellation of all, or a portion, of the principal amount of, or interest on, the Securities, with a copy to the Trustee for information purposes, as soon as practicable regarding such exercise of the Dutch Bail-In Power. Failure to provide such notices will not have any impact on the effectiveness of, or otherwise invalidate, any such exercise of the Dutch Bail-In Power.

(e) The Company’s obligations to indemnify and reimburse the Trustee in accordance with Section 6.07 of the Base Indenture hereof shall survive any exercise of the Dutch Bail-in Power by the Relevant Resolution Authority with respect to the Securities, but shall be subject to Section 12.02 of the Base Indenture.

(a) The exercise of the Dutch Bail-in Power by the Relevant Resolution Authority with respect to the Securities shall not constitute an Event of Default or a Default.

(f) Each Holder and Beneficial Owner that acquires its Securities or any interest therein other than upon the initial issuance of the Securities shall be deemed to acknowledge and agree to be bound by and consent to the same provisions set forth in this Second Supplemental Indenture and any amendment thereof to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the provisions contained in Article 5 of the Base Indenture and this Section 4.01.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year above written.

ING GROEP N.V.

By:	/s/ K.I.D. Tuinstra
Name: K.I.D. Tuinstra

By:	/s/ P.G. van der Linde
Name: P.G. van der Linde

THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS TRUSTEE

By:	/s/ Thomas Vanson
Name: Thomas Vanson
Title: Authorized Signatory

Signature Page to the Second Supplemental Indenture

Exhibit A-1

Form of Security

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BY PURCHASING THIS SECURITY, IN THE ABSENCE OF A CHANGE IN LAW OR AN ADMINISTRATIVE OR JUDICIAL RULING TO THE CONTRARY, THE HOLDER AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED ON THE FACE OF THIS SECURITY.]

ING GROEP N.V.

4.100% Fixed Rate Senior Notes due 2023

No. [ ]	$500,000,000

CUSIP NO. 456837AK9

ISIN NO. US456837AK90

ING GROEP N.V., a holding company duly organized and existing under the laws of The Netherlands (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to             , or registered assigns, the principal sum of $         (             Dollars), on October 2, 2023, and to pay interest thereon from April 2, 2019 or the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrear on April 2 and October 2 in each year (each, an “Interest Payment Date”), commencing on April 2, 2019 at the rate of 4.100% per annum, until the principal hereof is paid or made available for payment. Interest shall be calculated on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each.

The interest so payable, and paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the Business Day immediately preceding each Interest Payment Date (whether or not a Business Day).

Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If any payment of principal of or interest on this Security is scheduled to be made on a day that is not a Business Day, payment may be made on the following day without adjustment.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions referred to herein and in Section 5.06(c) of the Base Indenture, which are governed by, and construed in accordance with, Dutch law.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE NETHERLANDS.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:	ING GROEP N.V.

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Date:	THE BANK OF NEW YORK MELLON,
LONDON BRANCH
As Trustee

By:
Authorized Signatory

A-3

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of March 29, 2017 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), as supplemented by the Second Supplemental Indenture, dated as of October 2, 2018 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Security, the former shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to a principal amount of $1,500,000,000, which amount may be increased at the option of the Company without the consent of the Holders of the Securities of this Series. References herein to “this series” mean the series designated on the face hereof.

This Security may be redeemed in certain circumstances at the option of the Company as set forth in the Indenture.

Subject to applicable law, neither any Holder nor Beneficial Owner of this Security may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company in respect of or arising under, or in connection with, this Security or the Indenture and each Holder and Beneficial Owner of this Security, by virtue of its holding of this Security shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the foregoing, any amounts due and payable to any Holder or Beneficial Owner of this Security by the Company in respect of, or arising under, this Security or the Indenture are discharged by set-off, such Holder or Beneficial Owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, in the event of its winding-up or administration, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust or otherwise for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of this Security, each Holder and Beneficial Owner agrees to be bound by these provisions relating to waiver of set-off.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series then Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, if an Event of Default (as defined below) occurs, the outstanding principal amount of this Security, together with any accrued but unpaid interest thereon, shall become immediately due and payable, without the need of any further action on the part of the Holder of this Security; provided that the Holder’s right to receive payment upon acceleration of the outstanding principal amount of this Security shall be subject to the Company’s obtaining the permission of the Relevant Resolution Authority and/or Competent Authority, as appropriate, as set forth in Section 11.09 of the Base Indenture, provided that at the relevant time and in the relevant circumstances such permission is required. For the avoidance of doubt, no failure by the Company to pay any interest when due or to comply with any other term, obligation or condition binding upon the Company under this Security or the Indenture shall entitle the Holder to accelerate the principal amount of this Security.

“Event of Default,” means (a) the Company is declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which the Company may be organized), or (b) an order is made or an effective resolution is passed for the winding-up or liquidation of the Company, unless such order is made or such resolution is passed in relation to a merger, consolidation or similar transaction (i) that is permitted pursuant to Section 8.01 of the Base Indenture or (ii) with respect to which Holders of the Securities have, pursuant to Section 10.07 of the Base Indenture, waived the requirement of the Company to comply with Section 8.01 of the Base Indenture in connection with such merger, consolidation or other transaction. For the avoidance of doubt, any exercise of the Dutch Bail-In Power by the Relevant Resolution Authority shall not be an Event of Default.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Default as Trustee and offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series then Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity.

Notwithstanding any contrary provisions in this Security, nothing shall impair the right of a Holder of this Security under the Trust Indenture Act, absent such Holder’s consent, to sue for any payments due but unpaid with respect to this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Securities of this series are issuable only in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

A-2

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

By acquiring the Securities, the Holder and each Beneficial Owner of this Security, or any interest therein, acknowledges and agrees with and for the benefit of the Company and the Trustee as follows:

(i)	Dutch Bail-In Power. Such Holder and Beneficial Owner:

(a)

notwithstanding any other agreements, arrangements or understandings between the Company and such Holder or Beneficial Owner of the Securities, by acquiring any Securities, such Holder and Beneficial Owner of Securities or any interest therein acknowledges, accepts, agrees to be bound by and consents to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority that may result in the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of the Securities or any expropriation of the Securities, in each case to give effect to the exercise by the Relevant Resolution Authority of such Dutch Bail-In Power (whether at the point of non-viability or as taken together with a resolution action). Such Holder and Beneficial Owner of Securities or any interest therein further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority. In addition, by acquiring any Securities, such Holder and Beneficial Owner of Securities or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the Relevant Resolution Authority of any power to suspend any payment in respect of the Securities for a temporary period;

(b)

acknowledges and agrees that no exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

A-3

(c)

to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities;

(d)

acknowledges and agrees that, upon the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.15 of the Base Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority. If Holders or Beneficial Owners of the Securities have given a direction to the Trustee pursuant to Section 5.15 of the Base Indenture hereof prior to the exercise of any Dutch Bail-in Power by the Relevant Resolution Authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Second Supplemental Indenture; and

(e)

(i) consents to the exercise of any Dutch Bail-In Power as it may be imposed without any prior notice by the Relevant Resolution Authority of its decision to exercise such power with respect to the Securities and (ii) authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds the Securities to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

(ii)

Subsequent Investors’ Agreement. Holders or Beneficial Owners of Securities that acquire them in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders or Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the Dutch Bail-in Power and the limitations on remedies specified in the Base Indenture.

(iii)

Waiver of Claims. Such Holder or Beneficial Owner unconditionally and irrevocably agrees to each and every provision of the Indenture and this Security and waives, to the fullest extent permitted by the Trust Indenture Act and any other applicable law, any and all claims against the Trustee arising out of its acceptance of its trusteeship for the Securities.

A-4

(iv)

Successors and Assigns. All authority conferred or agreed to be conferred by the Holder or Beneficial Owner of this Security shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder or Beneficial Owner.

A-5

Exhibit A-2

Form of Security

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BY PURCHASING THIS SECURITY, IN THE ABSENCE OF A CHANGE IN LAW OR AN ADMINISTRATIVE OR JUDICIAL RULING TO THE CONTRARY, THE HOLDER AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED ON THE FACE OF THIS SECURITY.]

ING GROEP N.V.

4.550% Fixed Rate Senior Notes due 2028

No. [    ]                                                                                                                                                             $[250,000,000][500,000,000]

CUSIP NO. 456837AM5

ISIN NO. US456837AM56

ING GROEP N.V., a holding company duly organized and existing under the laws of The Netherlands (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                 , or registered assigns, the principal sum of $                 (                 Dollars), on October 2, 2028, and to pay interest thereon from April 2, 2019 or the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrear on April 2 and October 2 in each year (each, an “Interest Payment Date”), commencing on April 2, 2019 at the rate of 4.550% per annum, until the principal hereof is paid or made available for payment. Interest shall be calculated on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each.

The interest so payable, and paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the Business Day immediately preceding each Interest Payment Date (whether or not a Business Day).

Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If any payment of principal of or interest on this Security is scheduled to be made on a day that is not a Business Day, payment may be made on the following day without adjustment.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions referred to herein and in Section 5.06(c) of the Base Indenture, which are governed by, and construed in accordance with, Dutch law.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE NETHERLANDS.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:	ING GROEP N.V.

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Date:	THE BANK OF NEW YORK MELLON, LONDON BRANCH As Trustee

By:
Authorized Signatory

A-3

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of March 29, 2017 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), as supplemented by the Second Supplemental Indenture, dated as of October 2, 2018 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Security, the former shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to a principal amount of $1,250,000,000, which amount may be increased at the option of the Company without the consent of the Holders of the Securities of this Series. References herein to “this series” mean the series designated on the face hereof.

This Security may be redeemed in certain circumstances at the option of the Company as set forth in the Indenture.

Subject to applicable law, neither any Holder nor Beneficial Owner of this Security may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company in respect of or arising under, or in connection with, this Security or the Indenture and each Holder and Beneficial Owner of this Security, by virtue of its holding of this Security shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the foregoing, any amounts due and payable to any Holder or Beneficial Owner of this Security by the Company in respect of, or arising under, this Security or the Indenture are discharged by set-off, such Holder or Beneficial Owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, in the event of its winding-up or administration, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust or otherwise for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of this Security, each Holder and Beneficial Owner agrees to be bound by these provisions relating to waiver of set-off.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series then Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, if an Event of Default (as defined below) occurs, the outstanding principal amount of this Security, together with any accrued but unpaid interest thereon, shall become immediately due and payable, without the need of any further action on the part of the Holder of this Security; provided that the Holder’s right to receive payment upon acceleration of the outstanding principal amount of this Security shall be subject to the Company’s obtaining the permission of the Relevant Resolution Authority and/or Competent Authority, as appropriate, as set forth in Section 11.09 of the Base Indenture, provided that at the relevant time and in the relevant circumstances such permission is required. For the avoidance of doubt, no failure by the Company to pay any interest when due or to comply with any other term, obligation or condition binding upon the Company under this Security or the Indenture shall entitle the Holder to accelerate the principal amount of this Security.

“Event of Default,” means (a) the Company is declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which the Company may be organized), or (b) an order is made or an effective resolution is passed for the winding-up or liquidation of the Company, unless such order is made or such resolution is passed in relation to a merger, consolidation or similar transaction (i) that is permitted pursuant to Section 8.01 of the Base Indenture or (ii) with respect to which Holders of the Securities have, pursuant to Section 10.07 of the Base Indenture, waived the requirement of the Company to comply with Section 8.01 of the Base Indenture in connection with such merger, consolidation or other transaction. For the avoidance of doubt, any exercise of the Dutch Bail-In Power by the Relevant Resolution Authority shall not be an Event of Default.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Default as Trustee and offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series then Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity.

Notwithstanding any contrary provisions in this Security, nothing shall impair the right of a Holder of this Security under the Trust Indenture Act, absent such Holder’s consent, to sue for any payments due but unpaid with respect to this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Securities of this series are issuable only in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

A-2

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

By acquiring the Securities, the Holder and each Beneficial Owner of this Security, or any interest therein, acknowledges and agrees with and for the benefit of the Company and the Trustee as follows:

(i)	Dutch Bail-In Power. Such Holder and Beneficial Owner:

(a)

notwithstanding any other agreements, arrangements or understandings between the Company and such Holder or Beneficial Owner of the Securities, by acquiring any Securities, such Holder and Beneficial Owner of Securities or any interest therein acknowledges, accepts, agrees to be bound by and consents to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority that may result in the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of the Securities or any expropriation of the Securities, in each case to give effect to the exercise by the Relevant Resolution Authority of such Dutch Bail-In Power (whether at the point of non-viability or as taken together with a resolution action). Such Holder and Beneficial Owner of Securities or any interest therein further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority. In addition, by acquiring any Securities, such Holder and Beneficial Owner of Securities or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the Relevant Resolution Authority of any power to suspend any payment in respect of the Securities for a temporary period;

(b)

acknowledges and agrees that no exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

A-3

(c)

to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities;

(d)

acknowledges and agrees that, upon the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.15 of the Base Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority. If Holders or Beneficial Owners of the Securities have given a direction to the Trustee pursuant to Section 5.15 of the Base Indenture hereof prior to the exercise of any Dutch Bail-in Power by the Relevant Resolution Authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Second Supplemental Indenture; and

(e)

(i) consents to the exercise of any Dutch Bail-In Power as it may be imposed without any prior notice by the Relevant Resolution Authority of its decision to exercise such power with respect to the Securities and (ii) authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds the Securities to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

(ii)

Subsequent Investors’ Agreement. Holders or Beneficial Owners of Securities that acquire them in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders or Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the Dutch Bail-in Power and the limitations on remedies specified in the Base Indenture.

(iii)

Waiver of Claims. Such Holder or Beneficial Owner unconditionally and irrevocably agrees to each and every provision of the Indenture and this Security and waives, to the fullest extent permitted by the Trust Indenture Act and any other applicable law, any and all claims against the Trustee arising out of its acceptance of its trusteeship for the Securities.

A-4

(iv)

Successors and Assigns. All authority conferred or agreed to be conferred by the Holder or Beneficial Owner of this Security shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder or Beneficial Owner.

A-5

Exhibit A-3

Form of Security

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BY PURCHASING THIS SECURITY, IN THE ABSENCE OF A CHANGE IN LAW OR AN ADMINISTRATIVE OR JUDICIAL RULING TO THE CONTRARY, THE HOLDER AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED ON THE FACE OF THIS SECURITY.]

ING GROEP N.V.

Floating Rate Senior Notes due 2023

No. [ ]	$500,000,000 CUSIP NO. 456837AL7 ISIN NO. US456837AL73

ING GROEP N.V., a holding company duly organized and existing under the laws of The Netherlands (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                 , or registered assigns, the principal sum of $                 (                 Dollars), on October 2, 2023, and to pay interest thereon from January 2, 2019 or the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrear on January 2, April 2, July 2 and October 2 of each year (each, an “Interest Payment Date”), commencing on January 2, 2019 until the principal hereof is paid or made available for payment. Interest shall be calculated on the basis of the actual number of days in each Interest Period and a year of 360 days.

The interest rate on the Securities for the first Interest Period (as defined on the reverse of this Security) will be LIBOR (as defined on the reverse of this Security), as determined September 28, 2018, plus 1.000% per annum. Thereafter, the interest rate on the Securities for any Interest Period will be LIBOR, as determined on the applicable Interest Determination Date (as defined on the reverse of this Security), plus 1.000% per annum. The interest rate on the Securities will be reset quarterly on each Interest Reset Date (as defined on the reverse of this Security).

If a Benchmark Event (as defined on the reverse of this Security) occurs when any interest rate on the Securities (or any component part thereof) remains to be determined by reference to LIBOR, then the provisions of Section 2.02(c) of the Second Supplemental Indenture shall apply.

The interest so payable and paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the Business Day immediately preceding each Interest Payment Date (whether or not a Business Day).

Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If any payment of principal of or interest on this Security is scheduled to be made on a day that is not a Business Day, payment may be made on the following day without adjustment.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions referred to herein and in Section 5.06(c) of the Base Indenture, which are governed by, and construed in accordance with, Dutch law.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE NETHERLANDS.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:	ING GROEP N.V.

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Date:	THE BANK OF NEW YORK MELLON, LONDON BRANCH As Trustee

By:
Authorized Signatory

A-3

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of March 29, 2017 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), as supplemented by the Second Supplemental Indenture, dated as of October 2, 2018 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Security, the former shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to a principal amount of $500,000,000, which amount may be increased at the option of the Company without the consent of the Holders of the Securities of this Series. References herein to “this series” mean the series designated on the face hereof.

The rate at which interest shall accrue on the unpaid principal amount of this Security for each Interest Period shall be LIBOR on the Interest Determination Date plus 1.000% (the “Interest Rate”). The Interest Rate will be reset quarterly on each Interest Reset Date.

“Benchmark Event” means:

(i)	LIBOR ceasing be published for a period of at least five (5) Business Days or ceasing to exist;

(ii)

a public statement by the administrator of LIBOR that it will, by a specified date within the following six (6) months, cease LIBOR permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of LIBOR);

(iii)	a public statement by the supervisor of the administrator of LIBOR that LIBOR has been or will, by a specified date within the following six (6) months, be permanently or indefinitely discontinued;

(iv)

a public statement by the supervisor of the administrator LIBOR that means LIBOR will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case within the following six (6) months; or

(v)	it has become unlawful for any paying agent, Calculation Agent, the Company or other party to calculate any payments due to be made to any holder of the Securities using LIBOR.

“Calculation Agent” means The Bank of New York Mellon, London Branch, or its successor appointed by the Company pursuant to the Calculation Agent Agreement between the Company and The Bank of New York Mellon, London Branch, dated October 2, 2018.

“Interest Determination Date” means September 28, 2018 in respect of the first Interest Period and, thereafter, the second London banking day preceding the applicable Interest Reset Date.

“Interest Period” means the period from and including an Interest Payment Date (or October 2, 2018, in the case of the initial Interest Period) to but excluding the next succeeding Interest Payment Date.

“Interest Reset Date” means every January 2, April 2, July 2, October 2 in each year, commencing on January 2, 2019; provided that the Interest Rate in effect from (and including) October 2, 2018 to, but excluding, the first Interest Reset Date will be equal to the initial Interest Rate. If any Interest Reset Date would fall on a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

“LIBOR” means the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on such Interest Determination Date. If no such rate appears, then LIBOR, in respect of the relevant Interest Determination Date, will be determined in accordance with the following provisions. With respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by the Company, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean (rounded if necessary to the fourth decimal place with 0.00005 being rounded upwards) of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates (as communicated to the Calculation Agent at its request) at which the reference banks were offered at approximately 11:00 a.m., London time, on such Interest Determination Date deposits in U.S. dollars for the period of three months, commencing on the relevant Interest Rest Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time, by leading banks in the London inter-bank market. If at least two such rates are so provided, LIBOR on such Interest Determination Date will be the arithmetic mean (rounded if necessary to the fourth decimal place with 0.00005 being rounded upwards) of such rates. If fewer than two such rates are provided, then LIBOR on the Interest Determination date will be the offered rate for deposits in U.S. dollars for the period of three months, commencing on the related Interest Payment Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time (or arithmetic mean of such rates, rounded as provided above, if more than one rate is provided), at which, at approximately 11:00 a.m., London time, on such Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Company suitable for such purpose) informs the Calculation Agent it is quoting to leading banks in the London inter-bank market. If LIBOR cannot be determined in accordance with the foregoing provisions of this paragraph, LIBOR on such Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

This Security may be redeemed in certain circumstances at the option of the Company as set forth in the Indenture.

Subject to applicable law, neither any Holder nor Beneficial Owner of this Security may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company in respect of or arising under, or in connection with, this Security or the Indenture and each Holder and Beneficial Owner of this Security, by virtue of its holding of this Security shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the foregoing, any amounts due and payable to any Holder or Beneficial Owner of this Security by the Company in respect of, or arising under, this Security or the Indenture are discharged by set-off, such Holder or Beneficial Owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, in the event of its winding-up or administration, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust or otherwise for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of this Security, each Holder and Beneficial Owner agrees to be bound by these provisions relating to waiver of set-off.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series then Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, if an Event of Default (as defined below) occurs, the outstanding principal amount of this Security, together with any accrued but unpaid interest thereon, shall become immediately due and payable, without the need of any further action on the part of the Holder of this Security; provided that the Holder’s right to receive payment upon acceleration of the outstanding principal amount of this Security shall be subject to the Company’s obtaining the permission of the Relevant Resolution Authority and/or Competent Authority, as appropriate, as set forth in Section 11.09 of the Base Indenture, provided that at the relevant time and in the relevant circumstances such permission is required. For the avoidance of doubt, no failure by the Company to pay any interest when due or to comply with any other term, obligation or condition binding upon the Company under this Security or the Indenture shall entitle the Holder to accelerate the principal amount of this Security.

“Event of Default,” means (a) the Company is declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which the Company may be organized), or (b) an order is made or an effective resolution is passed for the winding-up or liquidation of the Company, unless such order is made or such resolution is passed in relation to a merger, consolidation or similar transaction (i) that is permitted pursuant to Section 8.01 of the Base Indenture or (ii) with respect to which Holders of the Securities have, pursuant to Section 10.07 of the Base Indenture, waived the requirement of the Company to comply with Section 8.01 of the Base Indenture in connection with such merger, consolidation or other transaction. For the avoidance of doubt, any exercise of the Dutch Bail-In Power by the Relevant Resolution Authority shall not be an Event of Default.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Default as Trustee and offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series then Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity.

Notwithstanding any contrary provisions in this Security, nothing shall impair the right of a Holder of this Security under the Trust Indenture Act, absent such Holder’s consent, to sue for any payments due but unpaid with respect to this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Securities of this series are issuable only in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

By acquiring the Securities, the Holder and each Beneficial Owner of this Security, or any interest therein, acknowledges and agrees with and for the benefit of the Company and the Trustee as follows:

(i)	Dutch Bail-In Power. Such Holder and Beneficial Owner:

(a)

notwithstanding any other agreements, arrangements or understandings between the Company and such Holder or Beneficial Owner of the Securities, by acquiring any Securities, such Holder and Beneficial Owner of Securities or any interest therein acknowledges, accepts, agrees to be bound by and consents to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority that may result in the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of the Securities or any expropriation of the Securities, in each case to give effect to the exercise by the Relevant Resolution Authority of such Dutch Bail-In Power (whether at the point of non-viability or as taken together with a resolution action). Such Holder and Beneficial Owner of Securities or any interest therein further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority. In addition, by acquiring any Securities, such Holder and Beneficial Owner of Securities or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the Relevant Resolution Authority of any power to suspend any payment in respect of the Securities for a temporary period;

(b)

acknowledges and agrees that no exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(c)

to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities;

(d)

acknowledges and agrees that, upon the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.15 of the Base Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any Dutch Bail-In Power by the Relevant Resolution Authority. If Holders or Beneficial Owners of the Securities have given a direction to the Trustee pursuant to Section 5.15 of the Base Indenture hereof prior to the exercise of any Dutch Bail-in Power by the Relevant Resolution Authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-In Power by the Relevant Resolution Authority with respect to the Securities, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Second Supplemental Indenture; and

(e)

consents to the exercise of any Dutch Bail-In Power as it may be imposed without any prior notice by the Relevant Resolution Authority of its decision to exercise such power with respect to the Securities and (ii) authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds the Securities to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

(ii)

Subsequent Investors’ Agreement. Holders or Beneficial Owners of Securities that acquire them in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders or Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the Dutch Bail-in Power and the limitations on remedies specified in the Base Indenture.

(iii)

Waiver of Claims. Such Holder or Beneficial Owner unconditionally and irrevocably agrees to each and every provision of the Indenture and this Security waives, to the fullest extent permitted by the Trust Indenture Act and any other applicable law, any and all claims against the Trustee arising out of its acceptance of its trusteeship for the Securities.

(iv)

Successors and Assigns. All authority conferred or agreed to be conferred by the Holder or Beneficial Owner of this Security shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder or Beneficial Owner.

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